Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 16, 2021 relating to the consolidated financial statements which appeared in Kraig Biocraft Laboratories, Inc.’s Annual Report on Form 10-K for the years ended December 31, 2020.

/s/ M&K CPA’s, PLLC

Houston, TX

April 5, 2021